Exhibit 99.2

For more information, please contact:

Ron Both/ Liolios Group, Inc.

(949) 574-3860

Real Goods Announces Public Offering of Units

Louisville, Colorado– June 27, 2016 – Real Goods Solar, Inc. (NASDAQ: RGSE), today announced that it commenced a public offering of units, each unit consisting of one share of Class A common stock, par value $0.0001 per share (“Common Stock”) and a warrant to purchase a to-be-determined-fraction of one share of Common Stock. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The offering will be conducted on a “best efforts” basis with Roth Capital Partners, LLC serving as the exclusive placement agent. Net proceeds from the offering to Real Goods Solar, Inc. are expected to be used for general corporate purposes including, without limitation, to pay down its revolving loan facility, reduce the company’s current accounts payable balances, for working capital purposes to increase sales and operational capabilities and/or for any scheduled repayment of indebtedness. The company will retain broad discretion over the use of proceeds from the offering.

A registration statement relating to these securities has been filed by the company with the Securities and Exchange Commission (“SEC”), but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time that the registration statement becomes effective. The preliminary prospectus contained in the registration statement on Form S-1 (file number 333-211915) may be obtained from Roth Capital Partners at 888 San Clemente, Newport Beach, CA 92660 or by calling (800) 678-9147 or e-mail at rothecm@roth.com, or by visiting the EDGAR database on the SEC’s web site at www.sec.gov.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Any offers, solicitation of offers to buy, or sales of securities will only be made pursuant to the registration statement filed with the SEC, including the related prospectus.

About Real Goods Solar, Inc.

Real Goods Solar, Inc. is a residential and small commercial solar energy engineering, procurement and construction firm. The company offers turnkey services, including design, procurement, permitting, build-out, grid connection, financing referrals and warranty and customer satisfaction activities employing solar energy systems using high-quality solar photovoltaic modules. We use proven technologies and techniques to help customers achieve meaningful savings by reducing their utility costs. In addition, we help customers lower their emissions output and reliance upon fossil fuel energy sources.

Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and Real Goods Solar, Inc. intends that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements include, but are not limited to, statements regarding the proposed public offering, the anticipated use of proceeds of the offering, and the expectations regarding size and timing of completion of the offering. Real Goods Solar, Inc. cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include (a) changes in prices of the company's common stock; (b) changes in the market for the company's products and services; and (c) other risks as detailed in Real Goods Solar, Inc.’s registration statement pertaining to the securities described above, our Annual Report on Forms 10-K and 10-K/A for the fiscal year ended December 31, 2015, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016, and subsequent filings with the Securities and Exchange Commission.